ROSS MILLER Secretary of State	OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretaty for Commercial Recordings
Certified Copy

April 9, 2007

Job Number: C20070409-2216
 Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages

20070248383-27	Amendment	1 Pages/1 Copies

                                           Respectfully,

/s/ Ross Miller

ROSS MILLER
Secretary of State

By: /s/ Mary N. Petters

Mary N. Petters
Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

Ross Miller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708
        Webside: secretaryofstate.biz

Entity #
E0634762006-6
Document Number
20070248383-27

CERTIFICATE OF AMENDMENT	Date Filed
(PERSUANT TO NRS 78 78,365 and 78,390)	04/09/2007 2:56 PM
In the office of
/s/ Ross Miller
Ross Miller
Secretary of state

Important: Read attached  instructions before completing form:

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(PURSUANT to NRS 78,385 and 78,390-After Issuance of Stock)

1. Name of Corporation: Zingerang, Inc.

2. The articles have been amended as follows (provide article numbers, If available):

Article I is hereby amended to as follows:

"The Name of the Corporation is Carbon Sciences, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least majority of the voting power, or such greater proportion of the voting power as may be required in the case  of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of this amendment is:

4. Effective date of filing (optional):

5. Officer Signature (required): /s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment  regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.